UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2020 (January 10, 2020)

ASSERTIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

Delaware	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of principal executive offices, with zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 10, 2020, Assertio Therapeutics, Inc., a Delaware corporation (the “Company”) consummated the transaction (the “Transaction”) contemplated by the previously announced Asset Purchase Agreement dated December 11, 2019 (the “Asset Purchase Agreement”) with Golf Acquiror LLC, an affiliate of Alvogen, Inc. (“Alvogen”). Pursuant to the Asset Purchase Agreement, the Company divested its rights, title and interest in and to Gralise® (gabapentin) (“Gralise”), including certain related assets, to Alvogen for (i) $75.0 million in cash paid at the closing of the Transaction (the “Closing”) and (ii) 75% of Alvogen’s first $70.0 million of Gralise net sales after the Closing. Alvogen has also assumed, pursuant to the terms of the Asset Purchase Agreement, certain contracts, liabilities and obligations of the Company relating to Gralise, including those related to manufacturing and supply, post-market commitments and clinical development costs.

The foregoing description of the Transaction contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2019 (the “Signing 8-K”) and is incorporated herein by reference. The full text of the Signing 8-K is also incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On January 13, 2020, the Company issued a press release stating that it expected full-year Neurology Franchise net sales to be above the upper end of prior guidance for the year ended December 31, 2019.

The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in Item 2.02 of this Current Report on Form 8-K shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the SEC Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01	Other Events

On January 13, 2020, the Company issued a press release announcing certain of the matters described in this Current Report on Form 8-K, including with respect to the Transaction and the matters discussed in Item 2.02.  A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report. The information set forth in this item 7.01 and in Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

Any pro forma financial information to be filed in response to this Item 9.01(b) with respect to the Transaction described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 4 business days after the Closing.

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated December 11, 2019, by and among Assertio Therapeutics Inc., Golf Acquiror LLC and, solely for the purposes set forth therein, Celtic Intermediate S.A. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2019 and incorporated herein by reference).
99.1	Assertio Therapeutics, Inc. Press Release issued on January 13, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: January 13, 2020	By:	/s/ Daniel A. Peisert
Daniel A. Peisert
Senior Vice President and Chief Financial Officer

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